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                                  EXHIBIT 99.2
                              PROXY FOR CHECKMATE

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                                                                    EXHIBIT 99.2

                                     Proxy
                          CHECKMATE ELECTRONICS, INC.
          This Proxy is Solicited on Behalf of the Board of Directors

    The undersigned hereby appoints J. Stanford Spence and John J. Neubert, or either of them, each with full power of substitution, acting jointly or by any of them if only one be present and acting, attorneys and proxies to vote in the manner specified below (according to the number of shares which the undersigned would be entitled to cast if then personally present), all the shares of Common Stock of Checkmate Electronics, Inc. ("Checkmate") held of record by the undersigned on April 14, 1998, at the Special Meeting of Shareholders to be held at the Four Points Hotel located at 1850 Cotillion Drive, Atlanta, Georgia, at 10 a.m., New York time, on June 23, 1998, at including any adjournments thereof.

    1. To adopt the Combination Agreement, dated as of January 16, 1998, by and among Checkmate, International Verifact Inc., IVI Checkmate Corp. and Future Merger Corporation, pursuant to which, among other matters, (a) Future Merger Corporation will merge with and into Checkmate and (b) the shares of Checkmate Common Stock will be converted into the right to receive shares of Common Stock of IVI Checkmate Corp., as described in the Joint Proxy Statement/Prospectus dated May 26, 1997.

                   FOR / /      AGAINST / /      ABSTAIN / /

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 ABOVE.

    WITNESS my hand and seal this       day of       , 1998.

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                                                        SIGNATURE OF SHAREHOLDER

      PLEASE SIGN THIS PROXY EXACTLY AS YOUR NAME OR NAMES APPEARS HEREON. IF STOCK IS HELD JOINTLY, SIGNATURES SHOULD APPEAR FOR BOTH NAMES. WHEN SIGNING AS AN ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN OR CUSTODIAN, PLEASE INDICATE THE CAPACITY IN WHICH YOU ARE ACTING.

    Please fill in, date and sign the proxy and return it in the enclosed postpaid envelope.